EXHIBIT 10.8

               AMENDMENT TO CONVERTIBLE REVOLVING PROMISSORY NOTE

      This promissory note (the "Amendment") made as of this March 1, 2000 by ELGIN TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware, having an office at 12 Executive Drive, Hudson, New Hampshire 03051 (the "Borrower"), and in favor of HORACE T. ARDINGER, JR. having an address of 9040 Governor's Row, Dallas, Texas 75356 (the "Lender").

                              W I T N E S S E T H:

      WHEREAS, on November 13, 1998, Borrower issued to Lender that certain Convertible Revolving Promissory Note (the "Note") in the principal amount of Four Million Dollars ($4,000,000) convertible into common stock of the Borrower at a set conversion rate of $0.55 per share at any time so designated by the Lender subject to limitations set forth in the Note;

      WHEREAS, since the date of the Note, the Lender has made additional advances to the Borrower that are also convertible into common stock of the Borrower at conversion rates set to reflect the market price of the stock at the time of each advance; and

      NOW THEREFORE, the Borrower, for valued received, hereby agrees to amend and modify the Note as follows:

      1. As of December 31, 1999 (the "Amendment Date"), the total principal amount of the Note was Five Million Nine Hundred Twenty Five Thousand Dollars ($5,925,000).

      2. As of the Amendment date, the Lender may convert the principal into common shares of the Borrower as follows:

            a. Four Million Two Hundred Twenty Five Thousand Dollars ($4,225,000) convertible at the rate of $0.55 per share;

            b. One Million Fifty Thousand Dollars ($1,050,000) convertible at the rate of $0.20 per share;

            c. Six Hundred Fifty Thousand Dollars ($650,000) convertible at the rate of $0.10 per share (the "Note").

      3. The Credit Agreement, as defined in the Note, is hereby modified and amended to reflect the foregoing amendments and modifications to the Note.

      4. Except as specifically set forth herein, the Note and the Credit Agreement shall remain unchanged and in full force and effect.

      5. The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action.

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      6. This Amendment, the Note and the Credit Agreement, as amended, hereby constitute the legal, valid and binding obligations of the Borrower as applicable and enforceable against such party in accordance with its terms.

      IN WITNESS WHEREOF, the Borrower has caused this promissory note to be duly executed on its behalf and in its corporate name by its duly authorized officer all as of the date first above written.

                                        ELGIN TECHNOLOGIES, INC.

                                        /s/ Michael J. Smith
                                        --------------------------------
                                        By: Michael J. Smith
                                        Its: Chief Financial Officer and
                                              Executive Vice President